UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-23832	59-2280364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 Southpoint Blvd., Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (904) 332-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2012, PSS World Medical, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with McKesson Corporation, a Delaware corporation (“Parent”), and Palm Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger Agreement was unanimously approved by the Company’s Board of Directors.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares held by Company, Parent or Merger Sub which shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor) will be automatically cancelled and converted into the right to receive $29.00 in cash (the “Merger Consideration”), without interest and subject to deduction for any required withholding tax.

Consummation of the Merger is subject to customary conditions, including, without limitation, (i) the approval by at least a majority of all the votes entitled to vote on the Merger, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of certain legal impediments to the consummation of the Merger, and (iv) subject to certain materiality exceptions, the accuracy of the other party’s representations and warranties and the other party having performed in all material respects its obligations under the Merger Agreement. Consummation of the Merger on the part of Parent is also subject to certain conditions, including the absence of certain antitrust impediments.

Parent and Merger Sub have represented that they will have, at the closing date of the Merger, sufficient funds to satisfy their obligations under the Merger Agreement, including payment of the Merger Consideration, of any indebtedness of the Company and its subsidiaries required to be repaid, redeemed, retired, canceled, terminated or otherwise satisfied in connection with or as a result of the Merger, and of all related fees and expenses.

The Merger Agreement contains customary representations and warranties from both the Company and Parent, and the Company has agreed to certain customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger, (2) the Company’s obligation to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement and hold a meeting of its stockholders to consider and vote upon the approval of the Merger Agreement, and (3) subject to certain exceptions, the recommendation by the Company’s board of directors the Company’s stockholders vote in favor of the approval of the Merger Agreement.

The Company is also subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s stockholders, the no-shop provision is subject to a customary exception that allows the Company, under certain circumstances and subject to certain conditions, to provide information to and participate in discussions with third parties with respect to certain unsolicited alternative acquisition proposals that the Board of Directors has determined would, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and if accepted, is reasonably likely to be completed on the terms proposed on a timely basis. The parties also acknowledge that any proposal primarily with respect to any direct or indirect acquisition of the assets or business of, or the equity interests in Gulf South Medical Supply, Inc., a subsidiary of the Company, will constitute an alternative acquisition proposal and cannot constitute a superior proposal under the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, as the case may be, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by July 24, 2013 (although such date may be extended by up to three months if certain antitrust conditions have not been satisfied or waived). Upon termination of the Merger Agreement under specified circumstances, the parties may be required to pay the other party a termination fee. If the Merger Agreement is terminated as a result of (i) the Company’s Board of Directors making an adverse change in its recommendation of the Merger or materially breaching its “no-shop” obligations, (ii) the Company entering into an alternative acquisition agreement for a superior proposal, or (iii) in certain circumstances where the Company receives an acquisition proposal prior to the termination of the Merger Agreement and within twelve months following such termination, the Company enters into a definitive agreement in respect of an acquisition proposal or consummates a transaction in respect of an acquisition proposal, the Company is required to pay Parent a termination fee of $50 million. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $100 million if Parent or the Company terminates the Merger Agreement due to the failure to satisfy any specified antitrust condition.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01.	Other Events.

On October 25, 2012, the Company and Parent issued a joint press release announcing that they had entered into a merger agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this report and in the press release. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the ability to complete the transaction considering the various closing conditions; the expected benefits and costs of the transaction; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service development, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and any statements of assumptions underlying any of the foregoing. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: risks related to the timing or ultimate completion of the transaction, as the transaction is subject to certain closing conditions, including receipt of all necessary regulatory clearances and approval of the Company’s shareholders; the possibility that expected benefits may not materialize as expected; Parent’s ability to successfully implement integration strategies; as well as the ability to ensure continued performance or market growth of the Company’s products and services. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Parent and the Company described in the reports and other documents filed by each of them with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements.

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable and are based on information currently available to the Company, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law. This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 30, 2012.

Additional Information and Where to Find It

In connection with the proposed merger, PSS World Medical, Inc. (the “Company”) will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216, attn: Corporate Secretary, or from the Company’s website, www.pssworldmedical.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of stockholders, which was filed with the SEC on July 6, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2012, among PSS World Medical, Inc., McKesson Corporation and Palm Merger Sub, Inc.

99.1	Press release dated October 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS World Medical, Inc. (Registrant)

October 25, 2012		/s/ David M. Bronson
	By:	David M. Bronson
	Its:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2012, among PSS World Medical, Inc., McKesson Corporation and Palm Merger Sub, Inc.

99.1	Press release dated October 25, 2012.